Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 79 to the Registration Statement on Form N-1A (the "Registration Statement") of Scudder Portfolio Trust, comprised of Scudder Balanced Fund, Scudder Income Fund, Scudder Corporate Bond Fund, and Scudder High Yield Bond Fund, of our reports dated February 12, 1999, February 26, 1999, March 12, 1999, and March 22, 1999, respectively, on the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of Scudder Balanced Fund and the January 31, 1999 Annual Reports to the Shareholders of Scudder Income Fund, Scudder Corporate Bond Fund, and Scudder High Yield Bond Fund, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the headings "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 15, 1999